Exhibit 15.21

Execution version

DEED OF AMENDMENT

Dated 18 March 2009

between

PT INDOSAT TBK

as Borrower

HSBC FRANCE

as Lender

and

HSBC FRANCE

acting as Facility Agent

relating to the

COFACE TERM FACILITY AGREEMENT DATED 27 NOVEMBER 2007

THIS DEED is made on 18 March 2009

BETWEEN

(1)	PT INDOSAT TBK (the “Borrower”);

(2)	HSBC FRANCE as Lender (the “Lender”); and

(3)	HSBC FRANCE as agent of the Finance Parties (the “Facility Agent”).

WHEREAS

(A)

A US$157,242,996 COFACE term facility agreement (the “Original Facility Agreement”) dated 27 November 2007 was made between, inter alia, PT Indosat Tbk as Borrower and HSBC France as Arranger and as Facility Agent.

(B)	The parties hereto have agreed to enter into this Deed in relation to the Amendments.

NOW THIS DEED WITNESSES as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed:

“Amendments” means the amendments to the Original Facility Agreement set out in Schedule 1 to this Deed.

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term defined in or incorporated by reference in the Original Facility Agreement has the same meaning in this Deed.

(b)	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Deed mutatis mutandis.

1.3	Designation

In accordance with the Original Facility Agreement, each of the Arranger and the Borrower designates this Agreement as a Finance Document.

1.4	Clauses

In this Deed, any reference to a “Clause” or “Schedule” is, unless the context otherwise requires, a reference to a Clause of or a Schedule to this Deed.

2.	REPRESENTATIONS

The Repeating Representations are deemed to be made by the Borrower (by reference to the facts and circumstances existing on the date of this Deed) on the date of this Deed as if any reference therein to the Original Facility Agreement or any Finance Document included a reference to this Deed.

3.	AMENDMENT

The Original Facility Agreement shall, with effect from the date of this Deed, be amended as set out in Schedule 1 (Amendments to the Original Facility Agreement).

4.	CONTINUITY

Save as otherwise amended by this Deed, the provisions of the Original Facility Agreement shall continue in full force and effect.

5.	MISCELLANEOUS

5.1	Incorporation of terms

The provisions of Clause 17 (Costs and Expenses), Clause 30 (Notices/Communications), Clause 32 (Partial invalidity), Clause 33 (Remedies and Waivers) and Clause 37 (Arbitration) of the Original Facility Agreement shall be incorporated into this Deed as if set out in full in this Deed mutatis mutandis and as if any reference therein to “this Agreement” are references to this Deed and as if any reference in any of those clauses to “any Finance Document” included a reference to this Deed.

5.2	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

6.	GOVERNING LAW

This Deed shall be governed by, and construed in accordance with, English law.

IN WITNESS WHEREOF this Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered by the parties hereto as a deed on the day and year first before written.

SCHEDULE 1

AMENDMENTS TO THE ORIGINAL FACILITY AGREEMENT

1.	Clause 1.1 (Definitions)

(a)	The term “Debt” is revised and amended to read as follows:

“Debt” means, with respect to any person on any date of determination (without duplication):

(a)

the principal of and premium (if any) in respect of debt of such person for money borrowed and debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable which in any such case, bears interest or on which interest accrues; and

(b)	all obligations of such person in relation to procurement payables constituting accounts payable to such person’s suppliers:

(i)	which bear interest or on which interest accrues; and

(ii)	payment for such accounts payable is due more than six (6) months after the date of invoice but, in relation to any member of the Group, deducting all indebtedness advanced by any (direct or indirect) shareholder of the Borrower to such member of the Group which is subordinated to any indebtedness falling under paragraph (a) or (b) above.

(b)	The term “EBITDA” is revised and amended to read as follows:

“EBITDA” means, for any period, an amount equal to the sum of operating income (calculated before finance costs, taxes, non-operating income or expenses and extraordinary and exceptional items) plus depreciation and amortisation and, in the case of any testing or calculation of the ratio of aggregate Debt of the Group to EBITDA of the Group referred to in Clause 20.2(b), after giving pro forma effect to any material acquisition or disposal of assets or businesses as if such acquisition or disposal had occurred on the first day of such period.

(c)	The term “Equity” is revised and amended to read as follows:

“Equity” means total assets less total liabilities, where total liabilities exclude all indebtedness advanced by any (direct or indirect) shareholder of the Borrower to any member of the Group which is subordinated to any Debt.

2.	Clause 20.2(d) (Financial condition)

Clause 20.2(d) is revised and amended to read as follows:

“(d)	the ratio of aggregate Debt of the Group to Equity of the Group shall not at any time exceed 2.5:1”

EXECUTION

THE BORROWER

Executed as a Deed by:

PT INDOSAT TBK

By:
Authorised Signatory

Name:	Johnny Swandi Sjam President Director

Signature page to Deed of Amendment (COFACE Term Facility Agreement) dated 18 March 2009

THE LENDER

Executed as a Deed by:

HSBC FRANCE

By:
Authorised Signatory

Name:

By:
Authorised Signatory

Name:

Signature page to Deed of Amendment (COFACE Term Facility Agreement) dated 18 March 2009

THE FACILITY AGENT

Executed as a Deed by:

HSBC FRANCE

By:
Authorised Signatory

Name:

By:
Authorised Signatory

Name:

Signature page to Deed of Amendment (COFACE Term Facility Agreement) dated 18 March 2009